As filed with the Securities and Exchange Commission on December 12, 1996
                                            Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                               __________________

             Delaware                                0-2209186
        (State or other jurisdiction of         (I.R.S. Employer
        incorporation or organization)          Identification No.)

                                 81 Wyman Street
                                  P.O. Box 9046
                             Waltham, MA 02254-9046
                                 (617) 622-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Sandra L. Lambert
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                             Waltham, MA  02254-9046
                                 (617) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
        Seth H. Hoogasian, Esquire         Edwin L. Miller, Jr., Esquire
        General Counsel                     Testa, Hurwitz & Thibeault
        Thermo Electron Corporation             Exchange Place
        81 Wyman Street                    125 High Street
        P.O. Box 9046                      High Street Tower
        Waltham, Massachusetts 02254-9046  Boston, Massachusetts 02109


                             ----------------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.
PAGE

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the
   following box.   [   ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
   reinvestment plans, check the following box.   [  x ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of
   the earlier effective registration statement for the same offering. [    ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
   registration statement for the same offering.  [   ]

        If delivery of the prospectus is expected to be made pursuant to Rule
   434, please check the following box. [   ]

                         CALCULATION OF REGISTRATION FEE


                                    Proposed   Proposed
   Title of each classAmount to be  maximum    maximum      Amount of
   of securities to beRegistered    offering   aggregate    registration
   registered                       price per  offering     fee
                                    share (1)  price (1)

   Common Stock,      5,000,000     $34.94     $174,700,000 $52,939.40
   $1.00 par value... shs.


   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 6, 1996.
   _________________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
PAGE

   P R O S P E C T U S                                      5,000,000 SHARES

                           THERMO ELECTRON CORPORATION

                                  Common Stock

                            PAR VALUE $1.00 Per Share
                              ____________________

        This Prospectus relates to the delivery of up to 5,000,000 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of Thermo Electron Corporation (the "Company") by Thermo Instrument Systems Inc. ("Thermo Instrument"), an 81.3%-owned subsidiary of the Company, to holders of Thermo Instrument's 4 1/2% Senior Convertible Debentures due 2003 (the "Debentures"), upon conversion of the Debentures and upon the exercise of the Settlement Option (as defined below) by Thermo Instrument. The Debentures are convertible, prior to redemption or maturity, into shares of Thermo Instrument common stock at a conversion price of $43.07 per share, subject to adjustment under certain conditions and subject to Thermo Instrument's option to deliver, in lieu of all or a portion of the shares of Thermo Instrument common stock into which the Debentures are convertible, Shares having a Thermo Electron Market Price (as defined under "Plan of Distribution") equal to the Market Price (as defined under "Plan of Distribution") of such shares of Thermo Instrument common stock (the "Settlement Option"). The Debentures are guaranteed by the Company.

        The Shares will be sold by the Company to Thermo Instrument pursuant to a plan adopted by the Board of Directors of the Company (the "Plan"). Under the Plan, Thermo Instrument may purchase for cash from time to time at its election Shares at a price per share equal to the average of the closing sale prices of the Common Stock on the New York Stock Exchange on the five trading days preceding the date upon which Thermo Instrument notifies the Company of its intent to purchase Shares. Thermo Instrument may only purchase Shares for purposes of delivery pursuant to the Settlement Option.

        The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisors to the sellers of the Shares) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify Thermo Instrument against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.


                             ----------------------
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





        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ______________________

        No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.
                          ____________________________
   December 12, 1996
PAGE

                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 104, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is http://www.sec.gov. The Common Stock of the Company is listed on the New York Stock Exchange (the "NYSE"), and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005.

             This Prospectus, which constitutes part of a registration statement (herein, together with all exhibits thereto, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933 (the "Securities Act"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby.

             The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to: Sandra L. Lambert, Secretary, Thermo Electron Corporation, 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617-622-1000).









                                        3
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                                TABLE OF CONTENTS


        Available Information  ......................................2
        The Company  ................................................3
        Plan of Distribution  .......................................3
        Selling Shareholders  .......................................4
        Incorporation of Documents by Reference  ....................4
        Legal Opinion  ..............................................5
        Experts  ....................................................5










































                                        4
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                                   THE COMPANY

             The Company develops, manufactures and markets analytical and environmental-monitoring instruments, alternative-energy systems, industrial process equipment, biomedical products and various devices based on advanced technologies. The Company also provides metallurgical heat-treating, environmental engineering and analytical laboratory services. The Company conducts its business through its divisions and wholly owned subsidiaries, as well as majority-owned subsidiaries that are partially owned by the public or by private investors.

             The Company, a Delaware corporation, was incorporated in 1956, completed its initial public offering in 1967 and was listed on the New York Stock Exchange in 1980. The principal executive office of the Company is located at 81 Wyman Street, Waltham, Massachusetts 02254-9046 (telephone 617-622-1000).

                              PLAN OF DISTRIBUTION


             The Shares will be delivered by Thermo Instrument to holders of the Debentures upon conversion of the Debentures and upon the exercise of the Settlement Option by Thermo Instrument. The Debentures are convertible, prior to redemption or maturity, into shares of Thermo Instrument common stock at a conversion price of $43.07 per share, subject to adjustment under certain conditions and subject to Thermo Instrument's option to deliver, in lieu of all or a portion of the shares of Thermo Instrument common stock into which the Debentures are convertible, Shares having a Thermo Electron Market Price (as defined below) equal to the Market Price (as defined below) of such shares of Thermo Instrument common stock.

             The Shares will be sold by the Company to Thermo Instrument pursuant to a plan adopted by the Board of Directors of the Company. Under the Plan, Thermo Instrument may purchase for cash from time to time at its election Shares at a price per share equal to the average of the closing sale prices of the Common Stock on the New York Stock Exchange on the five trading days preceding the date upon which Thermo Instrument notifies the Company of its intent to purchase Shares. Thermo Instrument may only purchase Shares for purposes of delivery pursuant to the Settlement Option.

             "Market Price" means either (a) if the conversion date is
        (i) a date prior to the date on which Thermo Instrument gives notice of redemption of all (but not less than all) of the Debentures (the "Redemption Notice Date") or (ii) a date on or after the Redemption Notice Date and Thermo Instrument has not specified in its redemption notice that it will exercise the Settlement Option with respect to all or a portion of the shares of Thermo Instrument common stock deliverable upon conversion of Debentures presented for conversion on or after the Redemption Notice Date, the closing sale price of the Thermo Instrument
                                        5
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





        common stock on such conversion date, or if the date is not a Stock Trading Day (as defined below), on the Stock Trading Day next preceding such date, as reported on the principal national or regional United States securities exchange on which such shares are traded or, if the Thermo Instrument common stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or by the National Quotation Bureau Incorporated, or
        (b) if the conversion date occurs on or after the Redemption Notice Date and Thermo Instrument has specified in its redemption notice that it will exercise the Settlement Option with respect to all or a portion of the shares of Thermo Instrument common stock deliverable upon conversion of Debentures presented for conversion on or after the Redemption Notice Date, the Weighted Average Price of the Thermo Instrument common stock over all of the Stock Trading Days falling within the 20-day period commencing on the Redemption Notice Date. The "Weighted Average Price" of a share of common stock during any period means the weighted average per share sale price for all reported sales of such common stock on the Stock Trading Days included within such period (or, if the information necessary to calculate such weighted average per share sale price is not available, the average of the high and low sale prices or, if only one sale is reported, such sale price) as reported in composite transactions on the principal national or regional United States securities exchange on which such shares are traded or, if such common stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated. In the absence of such quotations, Thermo Instrument shall be entitled to determine the Weighted Average Price on the basis of such quotations as it considers appropriate. A "Stock Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Weighted Average Price is open for trading or quotation and on which at least one trade of the common stock has occurred.

             "Thermo Electron Market Price" means either (a) if the conversion date is (i) a date prior to the Redemption Notice Date or (ii) a date on or after the Redemption Notice Date and Thermo Instrument has not specified in its redemption notice that it will exercise the Settlement Option with respect to all or a portion of the shares of Thermo Instrument common stock deliverable upon conversion of Debentures presented for conversion on or after the Redemption Notice Date, the closing sale price of the Common Stock on such conversion date, or if the date is not a Stock Trading Day, on the Stock Trading Day next preceding such date, as reported on the principal national or regional securities exchange on which such shares are traded or, if the Common Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated, or (b) if the conversion date occurs on or after the Redemption Notice Date and Thermo Instrument has specified in
                                        6
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





        its redemption notice that it will exercise the Settlement Option with respect to all or a portion of the shares of Thermo Instrument common stock deliverable upon conversion of Debentures presented for conversion on or after the Redemption Notice Date, the Weighted Average Price of the Common Stock over all of the Stock Trading Days falling within the 20-day period commencing on the Redemption Notice Date.

                              SELLING SHAREHOLDERS

             As of September 28, 1996, the Company owned 81.3% of the outstanding common stock of Thermo Instrument, the selling shareholder. Certain of the directors and officers of the Company are also directors and officers of Thermo Instrument. Thermo Instrument owns no shares of the Common Stock of the Company. The Company has agreed to issue up to 5,000,000 shares of Common Stock to Thermo Instrument solely for issuance by Thermo Instrument to holders of the Debentures upon exercise by
        Thermo Instrument of the Settlement Option.   Therefore, any
        Shares acquired by Thermo Instrument pursuant to the Plan will promptly be delivered to holders of Debentures, and will not be held by Thermo Instrument other than pending such delivery.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

             The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

             (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, as amended on Form 10-K/A dated September 6, 1996.

             (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996, as amended on Form 10-Q/A dated September 6, 1996.

             (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 1996, as amended on Form 10-Q/A dated September 6, 1996.

             (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 1996.

             (5)  The Company's Current Report on Form 8-K dated January
                  3, 1996.

             (6)  The Company's Current Report on Form 8-K dated January
                  19, 1996.

             (7)  The Company's Current Report on Form 8-K dated April
                  16, 1996.

             (8) The Company's Current Report on Form 8-K dated October 24, 1996, as amended on Form 8-K/A dated November 12, 1996.
                                        7
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






             (9) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended.

             All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

             Statements in documents incorporated by reference herein shall be deemed modified by statements herein. Statements so modified shall constitute part of this Prospectus only as so modified.

                                  LEGAL OPINION

             Certain legal matters relating to the Shares of Common Stock have been passed upon for the Company by Seth H. Hoogasian, General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire 115,927 shares of Common Stock and 180,287 shares of the common stock of the Company's subsidiaries.

                                     EXPERTS

             The financial statements and schedule of the Company for the year ended December 30, 1995, incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K/A for the year ended December 30, 1995 have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.





















                                        8
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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

        Item 14.  Other Expenses of Issuance and Distribution.

             The expenses (other than the underwriting discount) incurred by the Company in connection with the issuance and distribution of the securities being registered (including the securities which may be issued pursuant to an over-allotment option) are as follows:

                                                               Amount*
                                                               -------
        Securities and Exchange Commission Registration Fee  $ 52,939
        New York Stock Exchange listing fee  ................  25,650
        Legal fees and expenses  ............................   5,000
        Accounting fees and expenses  .......................   5,000
        Miscellaneous  ......................................   1,411
             Total  .........................................$ 90,000
        _______________
             * All amounts are estimated except the Securities and Exchange Commission fee and the New York Stock Exchange listing fee.


        Item 15.  Indemnification of Directors and Officers.

             The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

             Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties.

        Item 16.  Exhibits.

             See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

                                        9
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        Item 17.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to thi sregistration statement:

                       (i)       To include any prospectus required by
                                 Section 10(a)(3) of the Securities Act
                                 of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a) (1) (i) and (a)
        (1)(ii) do not apply if the registration is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)  To remove from registration by means of
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of
                                       10
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





             an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

























                                       11
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                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 12th day of December, 1996.

                                           THERMO ELECTRON CORPORATION

                                      By:  /s/George N. Hatsopoulos
                                           George N. Hatsopoulos
                                           Chairman of the Board,
                                           President and Chief
                                           Executive Officer

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                  Title               Date


        /s/ George N. Hatsopoulos  Chairman of the     December 12, 1996
        -------------------------
        George N. Hatsopoulos      Board, President,
                                   Chief Executive
                                   OFficer and
                                   Director

        /s/ John N. Hatsopoulos    Executive Vice      December 12, 1996
        -----------------------
        John N. Hatsopoulos        President and Chief
                                   Financial Officer
                                   (principal finance
                                   officer)

                                       12
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        /s/ Paul F. Kelleher       Vice President,     December 12, 1996
        --------------------
        Paul F. Kelleher           Finance (principal
                                   accounting officer)


        /s/ John M. Albertine      Director            December 12, 1996
        ---------------------
        John M. Albertine


        /s/ Peter O. Crisp         Director            December 12, 1996
        ------------------
        Peter O. Crisp


        /s/ Elias P. Gyftopoulos   Director            December 12, 1996
        ------------------------
        Elias P. Gyftopoulos


        /s/ Frank Jungers          Director            December 12, 1996
        -----------------
        Frank Junger



        /s/ Robert A. McCabe       Director            December 12, 1996
        --------------------
        Robert A. McCabe


        /s/ Frank E. Morris        Director            December 12, 1996
        -------------------
        Frank E. Morris


        /s/ Donald E. Noble        Director            December 12, 1996
        -------------------
        Donald E. Noble


        /s/ Huthan S. Olayan       Director            December 12, 1996
        --------------------
        Hutham S. Olayan


        /s/ Roger D. Wellington    Director            December 12, 1996
        -----------------------
        Roger D. Wellington
















                                       13
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                                  EXHIBIT INDEX


        Exhibit No.                   Description of Exhibit

             5                   Opinion of Seth H. Hoogasian, Esq.

             23.1                Consent of Arthur Andersen LLP

             99                  Stock Option Agreement Between
                                 Thermo Instrument Systems Inc.
                                 and Thermo Electron Corporation